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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                               LIQUID AUDIO, INC.
                (Name of Registrant as Specified in Its Charter)
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                               MM COMPANIES, INC.,
  JEWELCOR MANAGEMENT, INC., BARINGTON COMPANIES EQUITY PARTNERS, L.P., RAMIUS
                   SECURITIES, LLC, DOMROSE SONS PARTNERSHIP,
                    JAMES A. MITAROTONDA and SEYMOUR HOLTZMAN
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
--------------------------------------------------------------------------------

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

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

                             The MM Companies Group
                               888 Seventh Avenue
                                   17th Floor
                            New York, New York 10019


                                                      September 6, 2002

To the Stockholders of Liquid Audio, Inc.:

      The 2002 annual meeting of stockholders of Liquid Audio, Inc. will be held on Thursday, September 26, 2002. We need your help to elect directors who will:

      o Support a prompt per share distribution to all stockholders of $3.00 (or, if the company's available cash is not adequate to distribute $3.00, as large a distribution as possible); and

      o Oppose the management-backed partial tender offer for Liquid Audio shares and the proposed merger with Alliance Entertainment Corp.

By electing our nominees you will be voting for our platform, which forcefully tells CEO Gerald Kearby that--

      o     You want to stop right now the company's senseless cash burn;

      o You want the company's remaining cash to be distributed to stockholders to the maximum extent possible; and

      o You do not want the risks and uncertainties of the merger with Alliance, which assures management of over $4 million in benefits but which, according to management's own disclosure, could result in a total loss of your investment in the company.

      In our view, you should not trust management's rosy statements about the benefits of a merger with Alliance because

      o The same management presided over an accumulated deficit of over $121 million and a cash burn of over $108 million;

      o Management stands to reap substantial benefits from the merger which are not available to other stockholders;

      o Management itself has acknowledged a long list of risks to which the merger is subject; and

      o Management has been spending significant amounts of your money to prevent you from exercising your right to elect the directors of your choice in the timely manner required by law.


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

      Liquid Audio's management has seized upon tactic after tactic to delay the annual meeting and deprive you of a choice in the future direction of your company. Each one of these tactics has cost the company tens of thousands of dollars, if not more, in legal fees that could have otherwise been distributed to stockholders. In fact, our group has gone to court on a number of occasions to compel the company to hold the annual meeting. You now can do something about this situation. You can vote to support our nominees, who will put a stop to the continuing dissipation of the assets of your company.

      This is what you must do to support our platform of distributing $3.00 in cash to stockholders instead of burdening them with the risks of yet another failed management strategy. Please--

      o Return our WHITE proxy card and not a card of any other color that you may get from the company.

      o     Mark your proxy or deliver your instructions to--

            o     vote to elect our nominees Jim Mitarotonda and Seymour
                  Holtzman;

            o vote to ratify Pricewaterhouse Coopers as the company's independent auditors;

            o vote to amend the by-laws to expand the board by four directors;

            o vote to amend the by-laws so that only stockholders may fill vacancies on the board;

            o     vote to elect our other four nominees Jesse Chopper, William
                  J. Fox, Thomas Constance and Joseph R. Wright; and

            o vote against the issuance of stock to Alliance stockholders, if management presents this merger related proposal at the meeting.

      o     Promptly return your WHITE proxy card or voting instructions.

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      We cannot be assured of carrying out our platform unless we elect a majority of the directors on the board.  For that, we need to amend the by-laws, and to amend the by-laws we need the vote of two-thirds of the outstanding shares. Every vote is important!
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      Time is short. The annual meeting is less than four weeks away. Do not delay. Return your proxy card or voting instructions today in support of the proposals of the MM Companies group.
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      If you have any questions or need assistance in voting your shares, please call D.F. King toll free at (800) 431-9643 or collect at (212) 269-5550.
------------------------------------------------------------------------------

      Thank you for your support.

                                   Very truly yours,

 /s/ James Mitarotonda                                 /s/ Seymour Holtzman
 ---------------------                                 --------------------
     James Mitarotonda                                     Seymour Holtzman



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